                                EXHIBIT 3.3

                             STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SCIOS NOVA INC.", CHANGING ITS NAME FROM "SCIOS NOVA INC." TO "SCIOS INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





             [STATE SEAL]     /s/ Edward J. Freel
                             -----------------------------------
                             Edward J. Freel, Secretary of State

                             AUTHENTICATION:  7882654
                                       DATE:  03-26-96


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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                SCIOS NOVA INC.



        Scios Nova Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST:  The name of this corporation is Scios Nova Inc.

        SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware is April 8, 1988. The date on which the Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware is September 3, 1992.

        THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend
Article I in its entirety to read as follows:

                         "I.

                   The name of this corporation is Scios Inc."

        FOURTH: Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the corporation for their approval in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Scios Nova Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and attested to by its Secretary this 26th day of March 1996.

                                                  SCIOS NOVA INC.


                                                  By:  /s/ Richard L. Casey
                                                     -----------------------
                                                       Richard L. Casey
                                                     Chief Executive Officer

ATTEST:

/s/ John H. Newman
- ------------------
John H. Newman
Secretary